Exhibit 21



                     SUBSIDIARIES OF CFM TECHNOLOGIES, INC.


                                                                JURISDICTION OF
NAME                                                            INCORPORATION
----                                                            -------------

CFMT, Inc. .................................................... Delaware
CFM International Corp. ....................................... Guam
CFM Technologies Limited ...................................... Scotland
CFM Technologies, S.A. ........................................ France
CFM Technologies Limited Singapore Branch ..................... Singapore
CFM Technologies Limited Taiwan Branch ........................ Taiwan